                LETTER OF INTENT DATED THE 2ND DAY OF MARCH, 2006

BETWEEN:                               NORTHWESTERN MINERAL VENTURES INC.
                                       Suite 1000
                                       36 Toronto Street
                                       Toronto, Ontario
                                       Canada M5C 2C5

                                       [Hereinafter referred to as "NWT"]

AND:                                   AZIMUT EXPLORATION INC.
                                       110, De La Barre Street, Suite 214
                                       Longueuil, Quebec
                                       J4K 1A3

                                       [Hereinafter referred to as "AZM"]

--------------------------------------------------------------------------------

This Letter of Intent sets forth the principal terms of an agreement made between Northwestern Mineral Ventures Inc. (the "Optionee" or NWT") and Azimut
Exploration Inc. (the "Optionor" or "AZM") in respect of AZM's North Rae Uranium
Project, located in Quebec, Canada. All monetary figures are in Canadian currency.

1.    GRANT OF IRREVOCABLE OPTION. AZM has agreed to grant to NWT an exclusive and irrevocable option to explore for mineral substances, more specifically Uranium, and an irrevocable option to acquire an interest in the North Rae properties in Northern Quebec, to wit:

      Block A, Block B and Block C
      [the "Property"],

      located east of the Ungava Bay, Northern Quebec, described in Schedule A hereof.

2.    PROPERTY AND TITLE. AZM represents and warrants that:

         (a)   it is the registered and beneficial owner of a 100% interest in the Property, free and clear of any liens, legal disputes or encumbrances; and

         (b)   it has received all required corporate approvals to the grant of an option to NWT to earn an interest in the Property.

3.    OPTION TO ACQUIRE AN INITIAL 50% INTEREST. To acquire an initial 50%
      undivided interest in the Property, NWT shall make the payments, issue the common shares and incur the minimum Work Expenditures (as defined in
      Schedule D attached hereto) in the following manner:

Letter of Intent - North Rae Property, Quebec
Azimut Exploration Inc. and Northwestern Mineral Ventures Inc.

3.1      Cash Payments

         o     $50,000 upon execution of this Letter of Intent by the parties hereto (the "Effective Date");

         o     $30,000 on the first and second anniversaries of the Effective
               Date;

         o     $40,000 on the third anniversary of the Effective Date; and

         o     $60,000 on the fourth anniversary of the Effective Date.
               Total: $210,000

      In the event that NWT does not receive confirmation of receipt of the acceptance for filing of this Letter of Intent by the TSX Venture
      Exchange, AZM will forthwith return to NWT the first payment of $50,000 paid on the execution of this Letter of Intent.

3.2      Payment through issuance of shares

         o     Upon receipt of confirmation of the acceptance for filing of this
               Letter of Intent by the TSX Venture Exchange (the "Acceptance
               Date"), issuance of 100,000 NWT common shares at a price
               determined by the closing price the day preceding the signing of the Option Agreement.

         o     On the first anniversary of the Acceptance Date, issuance of
               50,000 NWT common shares at a price determined by the closing price the day preceding the first anniversary.

3.3      Minimum and Cumulative Work Expenditures on the Property

         o     $400,000 during each of the first and second years;

         o     $700,000 during each of the third, fourth and fifth years. Total:
               $2,900,000

         Work Expenditures exceeding the minimum in any year shall be credited to the following years.

         Minimum yearly exploration Work Expenditures of $100,000 will be spent on each of the 3 blocks in order to maintain each block under option.
         Work Expenditures incurred on a block no longer under option shall be credited to the remaining block(s) under option.

         Subject to the provisions of paragraph 8, NWT has the right but not the obligation to fulfil the requirements of paragraphs 3.1, 3.2 and 3.3.
         However, if NWT elects

                                      - 2 -

Letter of Intent - North Rae Property, Quebec
Azimut Exploration Inc. and Northwestern Mineral Ventures Inc.

         not to, or is unable to, fulfil the requirements of paragraphs 3.1, 3.2 and 3.3, it shall not be granted a 50% interest in the Property, as described in paragraph 4 below.

4.    GRANT OF A 50% INTEREST. If NWT has made the cash payments stipulated in paragraph 3.1 totalling $210,000, issued a total of 150,000 common shares stipulated in paragraph 3.2 and incurred the minimum work expenditures stipulated in paragraph 3.3 totalling $2,900,000, it will have acquired a
      50% undivided interest in the Property and a joint venture shall then be formed by NWT and AZM where the initial, actual and deemed expenditures of each party shall be $2,900,000; at the acquisition by NWT of a 50%
      undivided interest in the Property, AZM will retain a 2% yellow cake royalty ("YCR") defined in Schedule C attached hereto;

5.    OPTION TO ACQUIRE AN AGGREGATE 65% INTEREST. If and when NWT has acquired a 50% undivided interest in the Property, it shall then have two months to notify AZM that it intends to increase its interest from 50% to 65%;

6.    If NWT does not so notify AZM, the respective interests of the parties shall remain 50% for each, but NWT shall then make a final cash payment to
      AZM of $100,000 at the end of the two-month period or before;

7.    Conditions of acquiring an additional 15% undivided interest for an
      Aggregate 65% undivided interest. If NWT has notified AZM that it intends to acquire an additional interest of 15%, NWT will be granted an additional 15% interest on the completion of the following:

   7.1 Payment of Shares.   Issue an additional 100,000 shares (a one-time
   grant).

   7.2 Payment of Cash, Work Commitments and Feasibility. For the next five years, NWT shall pay AZM $20,000 a year, incur minimum Work Expenditures on the Property of $200,000 a year, and during this five-year period, NWT shall provide AZM with a Bankable Feasibility Report, as defined in Schedule E attached hereto.

      If, after the 1st year of this additional option, NWT decides to terminate this option, it shall make a payment of $20,000 per remaining year of the option.

      The period of five (5) years to provide AZM with a Bankable Feasibility
      Report may be extended for three (3) subsequent, annual and consecutive periods of one (1) year each by paying AZM a sum of $50,000 a year.

                                      - 3 -

Letter of Intent - North Rae Property, Quebec
Azimut Exploration Inc. and Northwestern Mineral Ventures Inc.

      If NWT has fulfilled its obligations to AZM as aforesaid, it will have acquired an aggregate 65% undivided interest in the Property and a joint venture shall then be formed by NWT and AZM and the total contributions of each party shall be adjusted accordingly. NWT will have acquired only a
      50% interest if all conditions to increase its interest to 65% have not been fulfilled as aforesaid; expenditures incurred during this period shall then be credited to the Property;

8.    At any time after NWT has made the first payment of $50,000, issued
      100,000 NWT common shares and incurred the minimum Work Expenditures of
      $400,000, NWT may terminate its option on the Property; nevertheless, each budget voted on a yearly basis represents a firm commitment;

9.    While the option is in force and, as the case may be, after the formation of the joint venture:

      9.1   NWT shall be the operator and shall keep the Property in good standing;

      9.2   (a)   Prior to the exercise of the option provided in paragraph 3, there will be created a technical committee where each party will be represented and have one vote and where the operator will have a casting vote;

            (b)   Upon the establishment of the joint venture contemplated by paragraphs 4 and 7 hereof, there will be created a technical committee where each party will be represented and have one vote and where the operator will not have a casting vote; in such event and in the case of an equality of votes on any
                  matter which cannot be resolved by agreement of the parties, a representative of an independent professional engineering firm that is mutually acceptable to the parties, or failing
                  agreement, an individual appointed by the President of the
                  Mining Association of Quebec (the "Mediator") shall have the casting vote, provided the technical committee shall have
                  first placed before the Mediator all submissions,
                  documentation or data which has been placed before the
                  technical committee;

      9.3   All work shall be kept confidential; all work shall be submitted to the Minister of Natural Resources and Parks, unless it is agreed by both parties to be kept confidential;

                                      - 4 -

Letter of Intent - North Rae Property, Quebec
Azimut Exploration Inc. and Northwestern Mineral Ventures Inc.

      9.4   The operator shall submit all work to the committee and deliver all technical reports, including all pertinent database under digital form, and summary quarterly reports to them as well;

      9.5   Each party will consult with the other in advance of the
            dissemination of any press release or public statement concerning the Property, however, if such becomes impossible or impractical because immediate disclosure is required by law or by any regulatory authority having jurisdiction, such party will be free to
            disseminate such release or statement;

      9.6   The operator shall be entitled to an administrative fee of 5% on contract work and 10% on internal work;

10.   There will be an area of interest of ten (10) km of the outermost boundaries of the Property and any properties acquired by either party within such area of interest shall form part of the Property and be subject to the provisions of this Letter of Intent; if new claims are acquired by staking either by NWT or AZM during the option period, they will be recorded in AZM's name;

11.   After the formation of the joint venture contemplated by the provisions of paragraphs 4 and 7 herein, any non-participating party's interest shall be diluted from time to time in accordance with this formula:

            Initial, Actual and Deemed Expenditures of a party
      ----------------------------------------------------------------    X100=%
       Total, Initial, Actual and Deemed Expenditures of both parties

12.   When a party's interest has been reduced to less than 10%, its interest will be transferred to the other party and converted into a 2% net smelter returns royalty (in the case of base or precious metals) ["NSR"] or an additional 1% yellow cake royalty (in the case of uranium concentrate)
      ["YCR"], defined, calculated and paid in accordance with Schedule B and
      Schedule C attached hereto, of which 1% may be bought back for $1,000,000;

13.1  This Letter of Intent is intended to create binding legal relations among the parties and will enure to the benefit of and be binding upon the parties hereto and their respective

                                      - 5 -

Letter of Intent - North Rae Property, Quebec
Azimut Exploration Inc. and Northwestern Mineral Ventures Inc.

      successors and assigns as the case may be, until replaced by a formal option agreement (the "Option Agreement") or the joint venture agreement
      (the "Joint Venture Agreement") contemplated in paragraphs 4 and 7 hereof.
      Until either of such event, this Letter of Intent will remain binding and in full force and effect (unless terminated pursuant to the provisions hereof);

13.2. In addition to the provisions hereof, the formal Option Agreement shall contain the usual representations and warranties and provisions pertaining to the respective rights and obligations of the parties and other provisions standard in the mining industry;

13.3  The parties hereto agree to negotiate, in good faith, the Joint Venture
      Agreement containing the material terms described in Schedule F attached hereto;

14.   For greater clarity, the following expressions are defined in the following schedules:

            -     Schedule B:    Net Smelter Returns Royalty

            -     Schedule C:    Yellow Cake Royalty

            -     Schedule D:    Work Expenditures

            -     Schedule E:    Bankable Feasibility Report

            -     Schedule F:    Material Terms of the Joint Venture Agreement

15.   Currency shall be in Canadian dollars; work expenditures shall be net of federal and provincial taxes;

16.1  This Letter of Intent, the Option Agreement and the Joint Venture
      Agreement shall be interpreted in accordance with the laws of the Province of Quebec and shall enure to the benefit of and be binding upon Optionor and Optionee and their respective successors and permitted assigns and the
      Optionor and Optionee hereby irrevocably attorn to the exclusive jurisdiction of the courts in the Province of Quebec;

16.2  In the event that any dispute arising out of this Letter of Intent cannot be resolved by agreement of the parties, a representative of an independent professional engineering firm

                                      - 6 -

Letter of Intent - North Rae Property, Quebec
Azimut Exploration Inc. and Northwestern Mineral Ventures Inc.

      that is mutually acceptable to the parties, or failing agreement, an individual appointed by the President of the Mining Association of Quebec
      (the "Mediator") shall make the final decision and determination of the dispute so long as the parties have first placed before the Mediator all submissions, documentation or data relating to the dispute; the costs of such mediation shall be shared by the parties equally;

16.3  In the event that the parties are unable to negotiate and conclude a Joint
      Venture Agreement, satisfactory to both parties, as contemplated by paragraph 13.3 hereof, the parties agree to refer the unresolved issues to a Mediator, appointed in the manner set out in paragraph 16.2 above, for the purpose of having the Mediator assist the parties to negotiate the issues and to finalize and conclude an appropriate Joint Venture
      Agreement; the costs of such mediation shall be shared by the parties equally;

16.4  Until such date as the Optionee has earned an initial 50% undivided interest in the Property, the rights and obligations of the parties created by this Letter Agreement are not assignable by any party without the prior written consent of the other party, not to be unreasonably withheld, except for any transfer or assignment to a wholly owned subsidiary of the party or pursuant to an amalgamation, merger, or corporate reorganization or arrangement of the party; thereafter, consent will not be required;

16.5  The obligations of the Optionee under this Letter of Intent, including non-binding obligations to take or complete actions or to make Work
      Expenditures within a specified time period, shall be suspended for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond the reasonable control of the Optionee (except for the inability of the Optionee to raise financing or the financial circumstances of the Optionee), including without limitation, labour disputes, strikes, lockouts or other labour unrest (howsoever arising and whether or not employee demands are reasonable or within the power of the party concerned to grant), acts of God, laws, regulations, orders, proclamations, instructions or requests of any government entity that significantly affect the capacity of the Optionee to conduct its exploration activities on the Property, failure or inability to obtain on reasonably acceptable terms any mining licence or other necessary authorisations or approvals from public authorities, curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of any environmental requirements, acts of a public enemy, acts of public violence, civil disorder, acts of war or conditions arising out of or attributable to war whether declared or undeclared, riot, civil war, insurrection or rebellion, fire, explosion, natural disaster or other adverse conditions, or acts of state or any act of a political nature that affects or may affect the successful exploration or development of the Property. The

                                      - 7 -

Letter of Intent - North Rae Property, Quebec
Azimut Exploration Inc. and Northwestern Mineral Ventures Inc.

      Optionee shall promptly give notice to the Optionor of the suspension of performance stating therein the nature of the suspension, the reason therefor and the expected duration thereof. The Optionee shall resume performance as soon as reasonably possible;

16.6  This Letter of Intent may be executed by the parties in separate counterparts and by facsimile, and each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument;

16.7  Any notice or writing required or permitted to be given under this
      Agreement or any communication otherwise made in respect of this Letter of
      Intent (a "Notice") shall be sufficiently given if delivered or transmitted by facsimile or another form of electronic communication tested prior to transmission to such party:

      (a)   In the case of a Notice to Northwestern Mineral Ventures Inc. at:

            36 Toronto Street, Suite 1000
            Toronto, Ontario, M5C 2C5
            Attention: Kabir Ahmed, Chairman & CEO

            Fax: (416) 350-3510

      (b)   In the case of a Notice to Azimut Exploration Inc.

            110, De La Barre Street, Suite 214
            Longueuil, Quebec, J4K 1A3
            Attention: Dr. Jean-Marc Lulin, President & CEO

            Fax: (450) 646-3045

17.   DUE DILIGENCE PHASE. Upon execution of this Letter of Intent by the
      Optionor, the Optionee shall have a period of 30 days thereafter to complete its own due diligence of the Property, which will include full access to the data on the North Rae Uranium Project in Quebec (the
      "Property"). The Optionor shall cooperate to the best of its ability to provide to the Optionee access to the available data on the Property;

18.   COSTS. Each of the parties shall be responsible for their own costs relating to the Option Agreement and related legal and due diligence expenses;

                                      - 8 -

Letter of Intent - North Rae Property, Quebec
Azimut Exploration Inc. and Northwestern Mineral Ventures Inc.

19.   This Letter of Intent is subject to the prior acceptance for filing by the
      TSX Venture Exchange on behalf of the Optionee. The Optionee will use its best efforts to obtain such acceptance within thirty (30) days of the execution of this Letter of Intent, failing which this Letter of Intent will be terminated and of no further force or effect.

NORTHWESTERN MINERAL VENTURES INC.          AZIMUT EXPLORATION INC.

Per: _______________________________        Per: _______________________________
     MAREK J. KRECZMER,                          JEAN-MARC LULIN,
     PRESIDENT                                   PRESIDENT & CEO

                                      - 9 -

                                   SCHEDULE A

              LIST OF CLAIMS COMPRISING THE PROPERTY AND CLAIM MAP

LIST OF CLAIMS

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         A          24I11            5            1            44.79
North Rae         A          24I11            5            2            44.79
North Rae         A          24I11            5            3            44.79
North Rae         A          24I11            5            4            44.79
North Rae         A          24I11            5            5            44.79
North Rae         A          24I11            6            1            44.78
North Rae         A          24I11            6            2            44.78
North Rae         A          24I11            6            3            44.78
North Rae         A          24I11            6            4            44.78
North Rae         A          24I11            6            5            44.78
North Rae         A          24I11            7            1            44.77
North Rae         A          24I11            7            2            44.77
North Rae         A          24I11            7            3            44.77
North Rae         A          24I11            7            4            44.77
North Rae         A          24I11            8            1            44.76
North Rae         A          24I11            8            2            44.76
North Rae         A          24I11            9            1            44.75
North Rae         A          24I12            5           56            44.79
North Rae         A          24I12            5           57            44.79
North Rae         A          24I12            5           58            44.79
North Rae         A          24I12            5           59            44.79
North Rae         A          24I12            5           60            44.79
North Rae         A          24I12            6           56            44.78
North Rae         A          24I12            6           57            44.78
North Rae         A          24I12            6           58            44.78
North Rae         A          24I12            6           59            44.78
North Rae         A          24I12            6           60            44.78
North Rae         A          24I12            7           53            44.77
North Rae         A          24I12            7           54            44.77
North Rae         A          24I12            7           55            44.77
North Rae         A          24I12            7           56            44.77
North Rae         A          24I12            7           57            44.77
North Rae         A          24I12            7           58            44.77
North Rae         A          24I12            7           59            44.77
North Rae         A          24I12            7           60            44.77
North Rae         A          24I12            8           53            44.76
North Rae         A          24I12            8           54            44.76
North Rae         A          24I12            8           55            44.76
North Rae         A          24I12            8           56            44.76
North Rae         A          24I12            8           57            44.76
North Rae         A          24I12            8           58            44.76
North Rae         A          24I12            8           59            44.76

                                      - 2 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         A          24I12            8           60            44.76
North Rae         A          24I12            9           51            44.75
North Rae         A          24I12            9           52            44.75
North Rae         A          24I12            9           53            44.75
North Rae         A          24I12            9           54            44.75
North Rae         A          24I12            9           55            44.75
North Rae         A          24I12            9           56            44.75
North Rae         A          24I12            9           57            44.75
North Rae         A          24I12            9           58            44.75
North Rae         A          24I12            9           59            44.75
North Rae         A          24I12            9           60            44.75
North Rae         A          24I12           10           49            44.74
North Rae         A          24I12           10           50            44.74
North Rae         A          24I12           10           51            44.74
North Rae         A          24I12           10           52            44.74
North Rae         A          24I12           10           53            44.74
North Rae         A          24I12           10           54            44.74
North Rae         A          24I12           10           55            44.74
North Rae         A          24I12           10           56            44.74
North Rae         A          24I12           10           57            44.74
North Rae         A          24I12           10           58            44.74
North Rae         A          24I12           10           59            44.74
North Rae         A          24I12           10           60            44.74
North Rae         A          24I12           11           47            44.73
North Rae         A          24I12           11           48            44.73
North Rae         A          24I12           11           49            44.73
North Rae         A          24I12           11           50            44.73
North Rae         A          24I12           11           51            44.73
North Rae         A          24I12           11           52            44.73
North Rae         A          24I12           11           53            44.73
North Rae         A          24I12           11           54            44.73
North Rae         A          24I12           11           55            44.73
North Rae         A          24I12           11           56            44.73
North Rae         A          24I12           11           57            44.73
North Rae         A          24I12           11           58            44.73
North Rae         A          24I12           11           59            44.73
North Rae         A          24I12           12           38            44.72
North Rae         A          24I12           12           39            44.72
North Rae         A          24I12           12           40            44.72
North Rae         A          24I12           12           41            44.72
North Rae         A          24I12           12           42            44.72
North Rae         A          24I12           12           43            44.72
North Rae         A          24I12           12           44            44.72
North Rae         A          24I12           12           45            44.72
North Rae         A          24I12           12           46            44.72
North Rae         A          24I12           12           47            44.72

                                      - 3 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         A          24I12           12           48            44.72
North Rae         A          24I12           12           49            44.72
North Rae         A          24I12           12           50            44.72
North Rae         A          24I12           12           51            44.72
North Rae         A          24I12           12           52            44.72
North Rae         A          24I12           12           53            44.72
North Rae         A          24I12           12           54            44.72
North Rae         A          24I12           12           55            44.72
North Rae         A          24I12           12           56            44.72
North Rae         A          24I12           12           57            44.72
North Rae         A          24I12           12           58            44.72
North Rae         A          24I12           13           34            44.71
North Rae         A          24I12           13           35            44.71
North Rae         A          24I12           13           36            44.71
North Rae         A          24I12           13           37            44.71
North Rae         A          24I12           13           38            44.71
North Rae         A          24I12           13           39            44.71
North Rae         A          24I12           13           40            44.71
North Rae         A          24I12           13           41            44.71
North Rae         A          24I12           13           42            44.71
North Rae         A          24I12           13           43            44.71
North Rae         A          24I12           13           44            44.71
North Rae         A          24I12           13           45            44.71
North Rae         A          24I12           13           46            44.71
North Rae         A          24I12           13           47            44.71
North Rae         A          24I12           13           48            44.71
North Rae         A          24I12           13           49            44.71
North Rae         A          24I12           13           50            44.71
North Rae         A          24I12           13           51            44.71
North Rae         A          24I12           13           52            44.71
North Rae         A          24I12           13           53            44.71
North Rae         A          24I12           13           54            44.71
North Rae         A          24I12           13           55            44.71
North Rae         A          24I12           13           56            44.71
North Rae         A          24I12           13           57            44.71
North Rae         A          24I12           14           34            44.71
North Rae         A          24I12           14           35            44.71
North Rae         A          24I12           14           36            44.71
North Rae         A          24I12           14           37            44.71
North Rae         A          24I12           14           38            44.71
North Rae         A          24I12           14           39            44.71
North Rae         A          24I12           14           40            44.71
North Rae         A          24I12           14           41            44.71
North Rae         A          24I12           14           42            44.71
North Rae         A          24I12           14           43            44.71
North Rae         A          24I12           14           44            44.71

                                      - 4 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         A          24I12           14           45            44.71
North Rae         A          24I12           14           46            44.71
North Rae         A          24I12           14           47            44.71
North Rae         A          24I12           14           48            44.71
North Rae         A          24I12           14           49            44.71
North Rae         A          24I12           14           50            44.71
North Rae         A          24I12           14           51            44.71
North Rae         A          24I12           14           52            44.71
North Rae         A          24I12           14           53            44.71
North Rae         A          24I12           14           54            44.71
North Rae         A          24I12           14           55            44.71
North Rae         A          24I12           14           56            44.71
North Rae         A          24I12           15           34            44.70
North Rae         A          24I12           15           35            44.70
North Rae         A          24I12           15           36            44.70
North Rae         A          24I12           15           40            44.70
North Rae         A          24I12           15           41            44.70
North Rae         A          24I12           15           42            44.70
North Rae         A          24I12           15           43            44.70
North Rae         A          24I12           15           44            44.70
North Rae         A          24I12           15           45            44.70
North Rae         A          24I12           15           46            44.70
North Rae         A          24I12           15           47            44.70
North Rae         A          24I12           15           48            44.70
North Rae         A          24I12           15           49            44.70
North Rae         A          24I12           15           50            44.70
North Rae         A          24I12           15           51            44.70
North Rae         A          24I12           15           52            44.70
North Rae         A          24I12           15           53            44.70
North Rae         A          24I12           15           54            44.70
North Rae         A          24I12           16           34            44.69
North Rae         A          24I12           16           35            44.69
North Rae         A          24I12           16           36            44.69
North Rae         A          24I12           16           37            44.69
North Rae         A          24I12           16           40            44.69
North Rae         A          24I12           16           41            44.69
North Rae         A          24I12           16           42            44.69
North Rae         A          24I12           16           43            44.69
North Rae         A          24I12           16           44            44.69
North Rae         A          24I12           16           45            44.69
North Rae         A          24I12           16           46            44.69
North Rae         A          24I12           16           47            44.69
North Rae         A          24I12           16           48            44.69
North Rae         A          24I12           16           49            44.69
North Rae         A          24I12           16           50            44.69
North Rae         A          24I12           16           51            44.69

                                      - 5 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         A          24I12           16           52            44.69
North Rae         A          24I12           17           34            44.68
North Rae         A          24I12           17           35            44.68
North Rae         A          24I12           17           36            44.68
North Rae         A          24I12           17           37            44.68
North Rae         A          24I12           17           38            44.68
North Rae         A          24I12           17           39            44.68
North Rae         A          24I12           17           40            44.68
North Rae         A          24I12           17           41            44.68
North Rae         A          24I12           17           42            44.68
North Rae         A          24I12           17           43            44.68
North Rae         A          24I12           17           44            44.68
North Rae         A          24I12           17           45            44.68
North Rae         A          24I12           17           46            44.68
North Rae         A          24I12           17           47            44.68
North Rae         A          24I12           17           48            44.68
North Rae         A          24I12           17           49            44.68
North Rae         A          24I12           17           50            44.68
North Rae         A          24I12           17           51            44.68
North Rae         A          24I12           17           52            44.68
North Rae         A          24I12           17           53            44.68
North Rae         A          24I12           17           54            44.68
North Rae         A          24I12           17           55            44.68
North Rae         A          24I12           17           56            44.68
North Rae         A          24I12           18           31            44.67
North Rae         A          24I12           18           32            44.67
North Rae         A          24I12           18           33            44.67
North Rae         A          24I12           18           34            44.67
North Rae         A          24I12           18           35            44.67
North Rae         A          24I12           18           36            44.67
North Rae         A          24I12           18           37            44.67
North Rae         A          24I12           18           38            44.67
North Rae         A          24I12           18           39            44.67
North Rae         A          24I12           18           40            44.67
North Rae         A          24I12           18           41            44.67
North Rae         A          24I12           18           42            44.67
North Rae         A          24I12           18           43            44.67
North Rae         A          24I12           18           44            44.67
North Rae         A          24I12           18           45            44.67
North Rae         A          24I12           18           46            44.67
North Rae         A          24I12           18           47            44.67
North Rae         A          24I12           18           48            44.67
North Rae         A          24I12           18           49            44.67
North Rae         A          24I12           18           50            44.67
North Rae         A          24I12           18           51            44.67
North Rae         A          24I12           18           52            44.67

                                      - 6 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         A          24I12           18           53            44.67
North Rae         A          24I12           18           54            44.67
North Rae         A          24I12           18           55            44.67
North Rae         A          24I12           18           56            44.67
North Rae         A          24I12           19           31            44.66
North Rae         A          24I12           19           32            44.66
North Rae         A          24I12           19           33            44.66
North Rae         A          24I12           19           34            44.66
North Rae         A          24I12           19           35            44.66
North Rae         A          24I12           19           36            44.66
North Rae         A          24I12           19           37            44.66
North Rae         A          24I12           19           38            44.66
North Rae         A          24I12           19           39            44.66
North Rae         A          24I12           19           40            44.66
North Rae         A          24I12           19           41            44.66
North Rae         A          24I12           19           42            44.66
North Rae         A          24I12           19           43            44.66
North Rae         A          24I12           19           44            44.66
North Rae         A          24I12           19           45            44.66
North Rae         A          24I12           19           46            44.66
North Rae         A          24I12           19           47            44.66
North Rae         A          24I12           19           48            44.66
North Rae         A          24I12           19           49            44.66
North Rae         A          24I12           19           50            44.66
North Rae         A          24I12           19           51            44.66
North Rae         A          24I12           19           52            44.66
North Rae         A          24I12           19           53            44.66
North Rae         A          24I12           19           54            44.66
North Rae         A          24I12           19           55            44.66
North Rae         A          24I12           20           31            44.65
North Rae         A          24I12           20           32            44.65
North Rae         A          24I12           20           33            44.65
North Rae         A          24I12           20           34            44.65
North Rae         A          24I12           20           35            44.65
North Rae         A          24I12           20           36            44.65
North Rae         A          24I12           20           37            44.65
North Rae         A          24I12           20           38            44.65
North Rae         A          24I12           20           39            44.65
North Rae         A          24I12           20           40            44.65
North Rae         A          24I12           20           41            44.65
North Rae         A          24I12           20           42            44.65
North Rae         A          24I12           20           43            44.65
North Rae         A          24I12           20           44            44.65
North Rae         A          24I12           20           45            44.65
North Rae         A          24I12           20           46            44.65
North Rae         A          24I12           20           47            44.65

                                      - 7 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         A          24I12           20           48            44.65
North Rae         A          24I12           20           49            44.65
North Rae         A          24I12           20           50            44.65
North Rae         A          24I12           20           51            44.65
North Rae         A          24I12           20           52            44.65
North Rae         A          24I12           20           53            44.65
North Rae         A          24I12           20           54            44.65
North Rae         A          24I12           21           34            44.64
North Rae         A          24I12           21           35            44.64
North Rae         A          24I12           21           36            44.64
North Rae         A          24I12           21           37            44.64
North Rae         A          24I12           21           38            44.64
North Rae         A          24I12           21           39            44.64
North Rae         A          24I12           21           40            44.64
North Rae         A          24I12           21           41            44.64
North Rae         A          24I12           21           42            44.64
North Rae         A          24I12           21           43            44.64
North Rae         A          24I12           21           44            44.64
North Rae         A          24I12           21           45            44.64
North Rae         A          24I12           21           50            44.64
North Rae         A          24I12           21           51            44.64
North Rae         A          24I12           21           52            44.64
North Rae         A          24I12           21           53            44.64
North Rae         A          24I12           22           33            44.63
North Rae         A          24I12           22           34            44.63
North Rae         A          24I12           22           35            44.63
North Rae         A          24I12           22           36            44.63
North Rae         A          24I12           22           37            44.63
North Rae         A          24I12           22           38            44.63
North Rae         A          24I12           22           39            44.63
North Rae         A          24I12           22           40            44.63
North Rae         A          24I12           22           41            44.63
North Rae         A          24I12           22           42            44.63
North Rae         A          24I12           22           43            44.63
North Rae         A          24I12           22           50            44.63
North Rae         A          24I12           22           51            44.63
North Rae         A          24I12           23           31            44.62
North Rae         A          24I12           23           32            44.62
North Rae         A          24I12           23           33            44.62
North Rae         A          24I12           23           34            44.62
North Rae         A          24I12           23           35            44.62
North Rae         A          24I12           23           36            44.62
North Rae         A          24I12           23           37            44.62
North Rae         A          24I12           23           38            44.62
North Rae         A          24I12           23           39            44.62
North Rae         A          24I12           23           40            44.62

                                      - 8 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         A          24I12           23           41            44.62
North Rae         A          24I12           23           49            44.62
North Rae         A          24I12           23           50            44.62
North Rae         A          24I12           23           51            44.62
North Rae         A          24I12           24           31            44.61
North Rae         A          24I12           24           32            44.61
North Rae         A          24I12           24           33            44.61
North Rae         A          24I12           24           34            44.61
North Rae         A          24I12           24           35            44.61
North Rae         A          24I12           24           36            44.61
North Rae         A          24I12           24           37            44.61
North Rae         A          24I12           24           38            44.61
North Rae         A          24I12           24           49            44.61
North Rae         A          24I12           24           50            44.61
North Rae         A          24I12           24           51            44.61
North Rae         B          24I05           30           34            44.84
North Rae         B          24I05           30           35            44.84
North Rae         B          24I05           30           36            44.84
North Rae         B          24I05           30           37            44.84
North Rae         B          24I05           30           38            44.84
North Rae         B          24I05           30           18            44.84
North Rae         B          24I05           30           19            44.84
North Rae         B          24I05           30           20            44.84
North Rae         B          24I05           30           21            44.84
North Rae         B          24I05           30           24            44.84
North Rae         B          24I05           30           25            44.84
North Rae         B          24I05           30           26            44.84
North Rae         B          24I05           30           27            44.84
North Rae         B          24I05           30           28            44.84
North Rae         B          24I05           30           29            44.84
North Rae         B          24I05           30           30            44.84
North Rae         B          24I05           30           31            44.84
North Rae         B          24I05           30           32            44.84
North Rae         B          24I05           30           33            44.84
North Rae         B          24I12            1           38            44.83
North Rae         B          24I12            1           14            44.83
North Rae         B          24I12            1           15            44.83
North Rae         B          24I12            1           16            44.83
North Rae         B          24I12            1           17            44.83
North Rae         B          24I12            1           18            44.83
North Rae         B          24I12            1           19            44.83
North Rae         B          24I12            1           20            44.83
North Rae         B          24I12            1           21            44.83
North Rae         B          24I12            1           22            44.83
North Rae         B          24I12            1           23            44.83
North Rae         B          24I12            1           24            44.83

                                      - 9 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         B          24I12            1           25            44.83
North Rae         B          24I12            1           26            44.83
North Rae         B          24I12            1           27            44.83
North Rae         B          24I12            1           28            44.83
North Rae         B          24I12            1           29            44.83
North Rae         B          24I12            1           30            44.83
North Rae         B          24I12            1           31            44.83
North Rae         B          24I12            1           32            44.83
North Rae         B          24I12            1           33            44.83
North Rae         B          24I12            1           34            44.83
North Rae         B          24I12            1           35            44.83
North Rae         B          24I12            1           36            44.83
North Rae         B          24I12            1           37            44.83
North Rae         B          24I12            2           38            44.82
North Rae         B          24I12            2           15            44.82
North Rae         B          24I12            2           16            44.82
North Rae         B          24I12            2           17            44.82
North Rae         B          24I12            2           18            44.82
North Rae         B          24I12            2           19            44.82
North Rae         B          24I12            2           20            44.82
North Rae         B          24I12            2           21            44.82
North Rae         B          24I12            2           22            44.82
North Rae         B          24I12            2           23            44.82
North Rae         B          24I12            2           24            44.82
North Rae         B          24I12            2           25            44.82
North Rae         B          24I12            2           26            44.82
North Rae         B          24I12            2           27            44.82
North Rae         B          24I12            2           28            44.82
North Rae         B          24I12            2           29            44.82
North Rae         B          24I12            2           30            44.82
North Rae         B          24I12            2           31            44.82
North Rae         B          24I12            2           32            44.82
North Rae         B          24I12            2           33            44.82
North Rae         B          24I12            2           34            44.82
North Rae         B          24I12            2           35            44.82
North Rae         B          24I12            2           36            44.82
North Rae         B          24I12            2           37            44.82
North Rae         B          24I12            3           38            44.81
North Rae         B          24I12            3           17            44.81
North Rae         B          24I12            3           18            44.81
North Rae         B          24I12            3           19            44.81
North Rae         B          24I12            3           21            44.81
North Rae         B          24I12            3           22            44.81
North Rae         B          24I12            3           23            44.81
North Rae         B          24I12            3           24            44.81
North Rae         B          24I12            3           25            44.81

                                     - 10 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         B          24I12            3           26            44.81
North Rae         B          24I12            3           27            44.81
North Rae         B          24I12            3           28            44.81
North Rae         B          24I12            3           29            44.81
North Rae         B          24I12            3           30            44.81
North Rae         B          24I12            3           31            44.81
North Rae         B          24I12            3           32            44.81
North Rae         B          24I12            3           33            44.81
North Rae         B          24I12            3           34            44.81
North Rae         B          24I12            3           35            44.81
North Rae         B          24I12            3           36            44.81
North Rae         B          24I12            3           37            44.81
North Rae         B          24I12            4           38            44.80
North Rae         B          24I12            4           19            44.80
North Rae         B          24I12            4           20            44.80
North Rae         B          24I12            4           21            44.80
North Rae         B          24I12            4           22            44.80
North Rae         B          24I12            4           23            44.80
North Rae         B          24I12            4           24            44.80
North Rae         B          24I12            4           25            44.80
North Rae         B          24I12            4           26            44.80
North Rae         B          24I12            4           27            44.80
North Rae         B          24I12            4           28            44.80
North Rae         B          24I12            4           29            44.80
North Rae         B          24I12            4           30            44.80
North Rae         B          24I12            4           31            44.80
North Rae         B          24I12            4           32            44.80
North Rae         B          24I12            4           33            44.80
North Rae         B          24I12            4           34            44.80
North Rae         B          24I12            4           35            44.80
North Rae         B          24I12            4           36            44.80
North Rae         B          24I12            4           37            44.80
North Rae         B          24I12            5           38            44.79
North Rae         B          24I12            5           21            44.79
North Rae         B          24I12            5           22            44.79
North Rae         B          24I12            5           23            44.79
North Rae         B          24I12            5           24            44.79
North Rae         B          24I12            5           25            44.79
North Rae         B          24I12            5           26            44.79
North Rae         B          24I12            5           27            44.79
North Rae         B          24I12            5           28            44.79
North Rae         B          24I12            5           29            44.79
North Rae         B          24I12            5           30            44.79
North Rae         B          24I12            5           31            44.79
North Rae         B          24I12            5           32            44.79
North Rae         B          24I12            5           33            44.79

                                     - 11 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         B          24I12            5           34            44.79
North Rae         B          24I12            5           35            44.79
North Rae         B          24I12            5           37            44.79
North Rae         B          24I12            6           38            44.78
North Rae         B          24I12            6           23            44.78
North Rae         B          24I12            6           24            44.78
North Rae         B          24I12            6           25            44.78
North Rae         B          24I12            6           26            44.78
North Rae         B          24I12            6           27            44.78
North Rae         B          24I12            6           28            44.78
North Rae         B          24I12            6           29            44.78
North Rae         B          24I12            6           30            44.78
North Rae         B          24I12            6           31            44.78
North Rae         B          24I12            6           32            44.78
North Rae         B          24I12            6           33            44.78
North Rae         B          24I12            6           37            44.78
North Rae         B          24I12            7           25            44.77
North Rae         B          24I12            7           26            44.77
North Rae         B          24I12            7           27            44.77
North Rae         B          24I12            7           28            44.77
North Rae         B          24I12            7           29            44.77
North Rae         B          24I12            7           30            44.77
North Rae         C          24I06           28           24            44.85
North Rae         C          24I06           28           25            44.85
North Rae         C          24I06           28           26            44.85
North Rae         C          24I06           28           27            44.85
North Rae         C          24I06           28           28            44.85
North Rae         C          24I06           28           29            44.85
North Rae         C          24I06           28           30            44.85
North Rae         C          24I06           28           31            44.85
North Rae         C          24I06           28           32            44.85
North Rae         C          24I06           29           24            44.84
North Rae         C          24I06           29           25            44.84
North Rae         C          24I06           29           26            44.84
North Rae         C          24I06           29           27            44.84
North Rae         C          24I06           29           28            44.84
North Rae         C          24I06           29           29            44.84
North Rae         C          24I06           29           30            44.84
North Rae         C          24I06           29           31            44.84
North Rae         C          24I06           29           32            44.84
North Rae         C          24I06           30           14            44.84
North Rae         C          24I06           30           15            44.84
North Rae         C          24I06           30           16            44.84
North Rae         C          24I06           30           17            44.84
North Rae         C          24I06           30           18            44.84
North Rae         C          24I06           30           19            44.84

                                     - 12 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         C          24I06           30           20            44.84
North Rae         C          24I06           30           21            44.84
North Rae         C          24I06           30           22            44.84
North Rae         C          24I06           30           23            44.84
North Rae         C          24I06           30           31            44.84
North Rae         C          24I06           30           32            44.84
North Rae         C          24I06           30           33            44.84
North Rae         C          24I06           30           34            44.84
North Rae         C          24I06           30           24            44.84
North Rae         C          24I06           30           25            44.84
North Rae         C          24I06           30           26            44.84
North Rae         C          24I06           30           27            44.84
North Rae         C          24I06           30           28            44.84
North Rae         C          24I06           30           29            44.84
North Rae         C          24I06           30           30            44.84
North Rae         C          24I11            1           14            44.83
North Rae         C          24I11            1           15            44.83
North Rae         C          24I11            1           16            44.83
North Rae         C          24I11            1           17            44.83
North Rae         C          24I11            1           18            44.83
North Rae         C          24I11            1           19            44.83
North Rae         C          24I11            1           20            44.83
North Rae         C          24I11            1           21            44.83
North Rae         C          24I11            1           22            44.83
North Rae         C          24I11            1           23            44.83
North Rae         C          24I11            1           24            44.83
North Rae         C          24I11            1           25            44.83
North Rae         C          24I11            1           26            44.83
North Rae         C          24I11            1           27            44.83
North Rae         C          24I11            1           28            44.83
North Rae         C          24I11            1           29            44.83
North Rae         C          24I11            1           30            44.83
North Rae         C          24I11            1           31            44.83
North Rae         C          24I11            1           32            44.83
North Rae         C          24I11            1           33            44.83
North Rae         C          24I11            1           34            44.83
North Rae         C          24I11            1           35            44.83
North Rae         C          24I11            1           36            44.83
North Rae         C          24I11            1           37            44.83
North Rae         C          24I11            2           14            44.82
North Rae         C          24I11            2           15            44.82
North Rae         C          24I11            2           16            44.82
North Rae         C          24I11            2           17            44.82
North Rae         C          24I11            2           18            44.82
North Rae         C          24I11            2           19            44.82
North Rae         C          24I11            2           20            44.82

                                     - 13 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         C          24I11            2           21            44.82
North Rae         C          24I11            2           22            44.82
North Rae         C          24I11            2           23            44.82
North Rae         C          24I11            2           24            44.82
North Rae         C          24I11            2           25            44.82
North Rae         C          24I11            2           26            44.82
North Rae         C          24I11            2           27            44.82
North Rae         C          24I11            2           28            44.82
North Rae         C          24I11            2           29            44.82
North Rae         C          24I11            2           30            44.82
North Rae         C          24I11            2           31            44.82
North Rae         C          24I11            2           32            44.82
North Rae         C          24I11            2           33            44.82
North Rae         C          24I11            2           34            44.82
North Rae         C          24I11            2           35            44.82
North Rae         C          24I11            2           36            44.82
North Rae         C          24I11            2           37            44.82
North Rae         C          24I11            3           14            44.81
North Rae         C          24I11            3           15            44.81
North Rae         C          24I11            3           16            44.81
North Rae         C          24I11            3           17            44.81
North Rae         C          24I11            3           18            44.81
North Rae         C          24I11            3           19            44.81
North Rae         C          24I11            3           20            44.81
North Rae         C          24I11            3           21            44.81
North Rae         C          24I11            3           22            44.81
North Rae         C          24I11            3           23            44.81
North Rae         C          24I11            3           24            44.81
North Rae         C          24I11            3           25            44.81
North Rae         C          24I11            3           26            44.81
North Rae         C          24I11            3           27            44.81
North Rae         C          24I11            3           28            44.81
North Rae         C          24I11            3           29            44.81
North Rae         C          24I11            3           30            44.81
North Rae         C          24I11            3           31            44.81
North Rae         C          24I11            3           32            44.81
North Rae         C          24I11            3           33            44.81
North Rae         C          24I11            3           34            44.81
North Rae         C          24I11            3           35            44.81
North Rae         C          24I11            3           36            44.81
North Rae         C          24I11            3           37            44.81
North Rae         C          24I11            4           14            44.80
North Rae         C          24I11            4           15            44.80
North Rae         C          24I11            4           16            44.80
North Rae         C          24I11            4           17            44.80
North Rae         C          24I11            4           18            44.80

                                     - 14 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         C          24I11            4           19            44.80
North Rae         C          24I11            4           20            44.80
North Rae         C          24I11            4           21            44.80
North Rae         C          24I11            4           22            44.80
North Rae         C          24I11            4           23            44.80
North Rae         C          24I11            4           24            44.80
North Rae         C          24I11            4           25            44.80
North Rae         C          24I11            4           26            44.80
North Rae         C          24I11            4           27            44.80
North Rae         C          24I11            4           28            44.80
North Rae         C          24I11            4           29            44.80
North Rae         C          24I11            4           30            44.80
North Rae         C          24I11            4           31            44.80
North Rae         C          24I11            4           32            44.80
North Rae         C          24I11            4           33            44.80
North Rae         C          24I11            4           34            44.80
North Rae         C          24I11            4           35            44.80
North Rae         C          24I11            4           36            44.80
North Rae         C          24I11            4           37            44.80
North Rae         C          24I11            4           38            44.80
North Rae         C          24I11            4           39            44.80
North Rae         C          24I11            4           40            44.80
North Rae         C          24I11            5           16            44.79
North Rae         C          24I11            5           17            44.79
North Rae         C          24I11            5           18            44.79
North Rae         C          24I11            5           19            44.79
North Rae         C          24I11            5           20            44.79
North Rae         C          24I11            5           21            44.79
North Rae         C          24I11            5           22            44.79
North Rae         C          24I11            5           23            44.79
North Rae         C          24I11            5           24            44.79
North Rae         C          24I11            5           25            44.79
North Rae         C          24I11            5           26            44.79
North Rae         C          24I11            5           27            44.79
North Rae         C          24I11            5           28            44.79
North Rae         C          24I11            5           29            44.79
North Rae         C          24I11            5           30            44.79
North Rae         C          24I11            5           31            44.79
North Rae         C          24I11            5           32            44.79
North Rae         C          24I11            5           33            44.79
North Rae         C          24I11            5           34            44.79
North Rae         C          24I11            5           35            44.79
North Rae         C          24I11            5           36            44.79
North Rae         C          24I11            5           37            44.79
North Rae         C          24I11            5           38            44.79
North Rae         C          24I11            5           39            44.79

                                     - 15 -

PROPRIETE         BLOC       SNRC          RANG          COL         HECTARES
North Rae         C          24I11            5           40            44.79
North Rae         C          24I11            6           21            44.78
North Rae         C          24I11            6           22            44.78
North Rae         C          24I11            6           23            44.78
North Rae         C          24I11            6           24            44.78
North Rae         C          24I11            6           25            44.78
North Rae         C          24I11            6           26            44.78
North Rae         C          24I11            6           27            44.78
North Rae         C          24I11            6           28            44.78
North Rae         C          24I11            6           29            44.78
North Rae         C          24I11            6           30            44.78
North Rae         C          24I11            6           31            44.78
North Rae         C          24I11            6           32            44.78
North Rae         C          24I11            6           33            44.78
North Rae         C          24I11            6           34            44.78
North Rae         C          24I11            7           14            44.77
North Rae         C          24I11            7           15            44.77
North Rae         C          24I11            7           16            44.77
North Rae         C          24I11            7           17            44.77
North Rae         C          24I11            7           18            44.77
North Rae         C          24I11            7           19            44.77
North Rae         C          24I11            7           20            44.77
North Rae         C          24I11            7           21            44.77
North Rae         C          24I11            7           22            44.77
North Rae         C          24I11            7           23            44.77
North Rae         C          24I11            7           24            44.77
North Rae         C          24I11            7           25            44.77
North Rae         C          24I11            7           26            44.77

                                   SCHEDULE B

                           NET SMELTER RETURNS ROYALTY

1.    For the purpose of this Schedule, "Agreement" shall mean the Agreement to which this Schedule is attached, "Owner" shall mean the party paying a percentage of Net Smelter Returns pursuant to the Agreement, "Holder"
      shall mean the party or parties receiving a percentage of Net Smelter
      Returns pursuant to the Agreement and other capitalized terms shall have the meanings assigned to them in the Agreement.

2.    For the purposes hereof, the term "Net Smelter Returns" shall, subject to paragraph 3, 4, 5, and 6 below, mean gross revenues received from the sale by the Owner of all ore mined from the Property and from the sale by the
      Owner of concentrate, dore, metal and products derived from ore mined from the Property, after deduction of the following:

      (a)   all smelting and refining costs, sampling, assaying and treatment charges and penalties including but not limited to metal losses, penalties for impurities and charges for refining, selling and handling by the smelter, refinery or other purchaser (including price participation charges by smelters and/or refiners); and

      (b)   costs of handling, transporting, securing and insuring such material from the Property or from a concentrator, whether situated on or off the Property, to a smelter, refinery or other place of treatment, and in the case of gold or silver concentrates or dore, security costs; and

      (c)   sales and other taxes based upon sales or production, but not income taxes pursuant to federal, provincial or territorial tax
            legislation; and

      (d)   marketing costs, including sales commissions, incurred in selling ore mined from the Property and from concentrate, dore, metal and products derived from ore mined from the Property.

3.    (a)   Where revenue otherwise to be included under this Schedule is received by the Owner in a transaction with a party with whom it is not dealing at arm's length, the revenue to be included shall be based on the fair market value under the circumstances and at the time of the transaction.

      (b)   Where a cost otherwise deductible under this Schedule is incurred by the Owner in a transaction with a party with whom it is not dealing at arm's length, the cost to be deducted shall be the fair market cost under the circumstance and at the time of the transaction.

4.    For the purpose of determining Net Smelter Returns, all receipts and major disbursements in a currency other than Canadian shall be converted into
      Canadian currency on the day of receipt or disbursement, as the case may be, and all other disbursements in a currency other than Canadian shall be converted into Canadian currency at the average rate for the month of disbursement determined using the Bank of Canada noon rates.

                                      - 2 -

5.    The Owner may, but shall not be under any duty to, engage in price protection (hedging) or speculative transactions such as futures contracts and commodity options in its sole discretion covering all or part of production from the Property. None of the revenues, costs, profits or losses from such transactions shall be taken into account in calculating
      Net Smelter Returns or any interest therein.

6.    If the Property is brought into production, it may be operated as a single operation with other mining properties owned by third parties or in which the Owner has an interest, in which event, the parties agree that
      (notwithstanding separate ownership thereof) ores mined from the mining properties (including the Property) may be blended at the time of mining or at any time thereafter, provided, however, that the respective mining properties shall bear and have allocated to them their proportionate part of costs described in paragraph 2(a) to 2(d) above incurred relating to the single operation, and shall have allocated to each of them the proportionate part of the revenues earned relating to such single operation. In making any such allocation, effect shall be given to the tonnages and location of ore and other material mined and beneficiated and the characteristics of such material including the metal content of ore removed from, and to any special charges relating particularly to ore, concentrates or other products or the treatment thereof derived from, any of such mining properties.

      The Owner shall ensure that practices and procedures in accordance with industry practice are adopted and employed for weighing, determining moisture content, sampling and assaying and determining recovery factors.

7.    Payments of a percentage of Net Smelter Returns shall be made to the
      Holder within 30 days after the end of each calendar quarter in which Net
      Smelter Returns, as determined on the basis of final adjusted invoices, are received by the Owner. All such payments shall be made in Canadian dollars.

8.    After the year in which production is commenced on the Property, the
      Holder receiving a percentage of Net Smelter Returns from the Owner shall be provided annually on or before March 31st with a copy of the calculation of Net Smelter Returns, determined in accordance with this
      Schedule, for the preceding calendar year, certified correct by a senior officer of the Owner.

9.    The Holder may, on or before April 30th of any year, give written notice to the Owner requiring an audit. The Owner shall then arrange for the external auditors of the Owner to carry out an audit at the sole expense of the Holder subject to reimbursement as described below and a copy of the auditor's report shall be provided to the Owner and Holder promptly upon completion of the audit. The auditor's report shall be subject to such qualifications the auditor wishes to make, if any, and shall cover the calendar year ending on December 31 of the year immediately preceding the year of the notice.

                                      - 3 -

      If it is determined that the amount of Net Smelter Returns which should have been paid by the Owner to the Holder is different from the amount of
      Net Smelter Returns determined and paid to the Holder in accordance with this paragraph, the calculation of Net Smelter Returns for the audited period shall be amended to agree with the auditor's determination; and:

      (a)   if the result is a net increase in payment due to the Holder in respect of the interest in Net Smelter Returns, the Owner shall pay promptly the amount of such net increase to the Holder; and

      (b)   if the result is a net decrease in payment due to the Holder the
            Holder shall refund promptly such overpayment to the Owner.

      The Owner shall retain the books and records relating to the Property for the current year and for the three calendar years prior to the current year. In the event of the termination of the interest in Net Smelter
      Returns, the Owner shall, for a period of thirty-six months following the date of such termination, retain the books and records relating to the
      Property for the year in which termination occurs and the three immediately prior calendar years. The Owner's books and records no longer required to meet the obligations of this paragraph may be destroyed.

10.   Nothing contained in the Agreement or any Schedule attached thereto shall be construed as conferring upon the Holder any right to or beneficial interest in the Property. The right to receive a percentage of Net Smelter
      Returns from the Owner as and when due is and shall be deemed to be a contractual right only. Furthermore, the right to receive a percentage of
      Net Smelter Returns by the Holder from the Owner as and when due shall not be deemed to constitute the Owner the partner, agent or legal representative of the Holder or to create any fiduciary relationship between them for any purpose whatsoever.

11.   The Owner shall be entitled to (i) make all operational decisions with respect to the methods and extend of mining and processing of ore, concentrate, dore, metal and products produced from the Property (for example, without limitation, the decision to process by heap leaching rather than conventional milling), (ii) make all decisions relating to sales of such ore, concentrate, dore, metal and products produced and
      (iii) make all decisions concerning temporary or long-term cessation of operations.

                                   SCHEDULE C

                               YELLOW CAKE ROYALTY

Excepting and reserving unto the Optionor, a royalty (the "Royalty") equal to two percent (2%) of the proceeds from the sale or other disposition of all uranium oxide (commonly called "Yellow Cake"), received from any purchaser of any Yellow Cake derived from the ore mined from the Claims after deducting therefrom all charges and penalties (imposed by the purchaser) and the cost of transportation to any processing facility after creation of Yellow Cake, insurance premiums, sampling and assaying charges incurred after the Yellow Cake concentrates have left the concentrator and all appropriate sales taxes. If minerals other than uranium oxide are mined and sold from the Claims, the
Royalty provided herein shall likewise apply to such minerals and shall be calculated as set forth above based on payment received from a purchaser after the creation of a concentrate or otherwise marketable product. In no case shall the cost of mining, transportation or concentrating costs prior to the creation of the first marketable produced be deducted from the selling price in the calculation of Royalty. If any portion of the Yellow Cake or other minerals extracted and derived from the ore mined from the Claims are sold to a purchaser owned or controlled by the Optionee or treated by a facility owned or controlled by the Optionee, the actual proceeds received shall be deemed to be an amount equal to what could be obtained from a purchaser or facility not so owned or controlled by the Optionee after deducting therefrom a charge equal to the transportation cost which would have been incurred had the material been transported to such third party.

The Royalty reserved herein shall be subject to the following:

1.    Payment of Royalty

a.    Frequency of Payment of Royalty. Payment of Royalty hereunder shall be due and payable within thirty (30) business days after the sale proceeds are received from any purchaser of Yellow Cake or other minerals mined from the
Claims.

b.    Method of Making Payments. All payments required hereunder may be mailed or delivered to any single depository as the Optionor may instruct. If the
Optionee makes a payment or payments on account of the Royalty in accordance with the provisions of this instrument, it will have no further responsibility for distribution of the Royalty. All charges of the agent, trustee or depository will be borne solely by the parties receiving payments of Royalty. The delivery or the deposit in the mail of any payment hereunder on or before the due date thereof shall be deemed timely payment hereunder.

2.    Records and Reports

a.    Records, Inspection and Audit. Within ninety (90) days following the end of each calendar, commencing with the year in which the claims are brought into commercial production (not inclusive of any bulk sampling programs), the
Optionee shall deliver to the Optionor a statement of the Royalty paid for said calendar year. The Optionor shall have the right within a period of three (3)
months from receipt of such statements to inspect the Optionee's books and records relating thereto and to conduct an independent audit of such books and records at its own cost and expense.

b.    Objections. If the Optionor does not request an inspection of Optionee's books and records during the three-month period referred to in the preceding paragraph, all payments of Royalty for the annual period will be considered final and in full satisfaction of all obligations of the Optionee with respect thereto. If the Optionor disputes any calculation of Royalty, the Optionor shall deliver to the Optionee a written notice (the "Objection Notice") describing and setting forth a specific objection within sixty (60) days after receipt by the
Optionor of the final statement. If such audit determines that there has

                                      - 2 -

been a deficiency or an excess in the payment made to the Optionor, such deficiency or excess will be resolved by adjusting the next payment due hereunder. The Optionor will pay all the costs and expenses of such audit unless a deficiency of five (5%) percent or more of the amount due is determined to exist. The Optionee will pay the costs and expenses of such audit if a deficiency of five (5%) percent or more of the amount due is determined to exist. All books and records used and kept by the Optionee to calculate the
Royalty due hereunder will be kept in accordance with generally accepted accounting principles.

c.    Evidence of Maintenance of the Claims. Optionee shall deliver to the
Optionor, not later than the date two weeks prior to the date for the payment of annual claim maintenance fees (currently September 1), evidence that the fee has been timely paid.

3.    Inurement

The Royalty reserved herein shall run with the land and be binding on all subsequent owners of the Claims, including any amendments, relocations, patents of the same or additional or alternative rights to mine as may be conferred by any changes in the mineral laws of the United States.

4.    Assignments by Optionor

Optionor may transfer, pledge, mortgage, charge or otherwise encumber all or any part of its right, title and interest in and to its Royalty reserved hereunder;
provided, however, that Optionee shall be under no obligation to make its payments hereunder to such assignee, transferee, pledgee or other third party until Optionee's receipt of Notice concerning the assignment or transfer.

                                   SCHEDULE D

                                WORK EXPENDITURES

"Work Expenditures" means all expenses, obligations and liabilities of whatever kind or nature spent or incurred directly or indirectly by the operator up to the implementation of the production program, in connection with the exploration and development of the Property, including, without limiting the generality of the foregoing, moneys expended in maintaining the Property in good standing and in applying for and securing one or more mining leases in respect of the
Property, moneys expended in doing and filing assessment work, expenses paid for or incurred in connection with any program of surface or underground prospecting, exploring, geophysical, geochemical and geological surveying, diamond drilling and trenching, drifting, raising and other underground work, assaying and metallurgical testing and engineering, environmental studies, data preparation and analysis (including amounts in respect of the provision of data processing services by the Optionor, as may be requested by the Optionee, from time to time), submissions to government agencies with respect to production permits, in acquiring facilities, in making contributions to a contingency fund required by the operator in paying the fees, wages, salaries, travelling expenses, and fringe benefits (whether or not required by law) of all persons engaged in work with respect to and for the benefit of the Property, in paying for the food, lodging and other reasonable needs of such persons and including a charge in lieu of overhead, management and other unallocable costs, equal to the amounts determined.

                                   SCHEDULE E

                           BANKABLE FEASIBILITY REPORT

"Bankable Feasibility Report" means a detailed report approved by an independent consultant, showing the feasibility of placing the Property or any part thereof into commercial production at an acceptable rate of return on capital, in such form and detail and using such assumptions as to metal prices as are customarily required by institutional lenders of major stand alone non-recourse financing for mining projects, including a price sensitivity analysis of costs and metal prices, and will include a reasonable assessment of the mineable ore reserves and their amenability to metallurgical treatment, a complete description of the work, equipment and supplies required to bring such part of the Property into commercial production and the estimated cost thereof, a description of the mining methods to be employed and a financial appraisal of the proposed operations supported by all reasonably necessary information and data including at least the following:

(i)      a description of that part of the Property to be covered by the proposed mine;

(ii)     the estimated recoverable reserves of minerals and the estimated composition and content thereof;

(iii)    the proposed procedure for development, mining and production;

(iv)     results of ore amenability tests (if any);

(v)      the nature and extent of the facilities proposed to be acquired and constructed which may include mill facilities, if the size, extent and location of the ore body makes such mill facilities feasible, in which event the study will also include a preliminary design for such mill;

(vi)     the total costs, including capital budget, which are reasonably required to purchase, construct and install all structures, machinery and equipment required for the proposed mine, including a schedule of timing of such requirements;

(vii)    all environmental impact studies and costs and an analysis of the permitting and environmental liability implications of the projects;

(viii)   the period in which it is proposed the Property will be brought to commercial production;

(ix)     such other data and information as are reasonably necessary to substantiate the existence of an ore deposit of sufficient size and grade to justify development of a mine, taking into account all relevant business, tax and other economic considerations; and

(x)      working capital requirements for the initial four month operations of the Property as a mine or such longer period as may be reasonably justified in the circumstances.

                                   SCHEDULE F

                  MATERIAL TERMS OF THE JOINT VENTURE AGREEMENT

Pursuant to paragraphs 4 and 7 of the Letter of Intent, the Optionee and the
Optionor agree to execute and deliver a Joint Venture Agreement for the future exploration and development of the Property on a joint venture basis on the following material terms:

1.          The initial interest of the parties in and to the Property and all other assets, liabilities, benefits or losses (the "Project") will be as follows: Optionee as to an 50% undivided interest, and Optionor as to an 50%
undivided interest, as contemplated by the provisions of paragraph 4 of the
Letter of Intent to which this Schedule F is appended, subject to such variation as may result from the operation of the provisions of paragraph 7 of the Letter of Intent or by the operation of the provisions of paragraphs 6 and 7 of this
Schedule F, set out below.

2.          The parties will form a management committee consisting of one member appointed by each party (the "Management Committee"). The Management
Committee will have the power and authority to make binding decisions on behalf of the parties with respect to the exploration and development of the Property and the Project as described in any Bankable Feasibility Study, and all matters incidental thereto, including the approval of annual work programs and budgets for all development work. All decisions of the Management Committee will be made by a simple majority of votes, each party having one vote for each one percent
(1%) interest held in the Project. In the event of a tie vote, the Operator will have a casting or deciding vote.

3.          The Management Committee will appoint a person or company to act as the daily manager and administrator of the exploration and development work on the Property (the "Operator"), and the first Operator will be the Optionee until its resignation or removal by the Management Committee.

4.          The Operator will prepare and submit for the consideration of the
Management Committee annual work programs and budgets for the exploration and development work on the Property (collectively the "Programs" and individually a
"Program"). If the Operator has not submitted a Program within sixty (60) days of any calendar year end, the non-Operator will be entitled to prepare and submit a Program to the Management Committee for its consideration.

5.          Within sixty (60) days following the Management Committee's approval of a Program, the parties will elect by notice in writing to the Management
Committee to either not participate in the Program, participate in the Program to the full extent of their cost share, or participate in the Program for an amount less than their cost share. A party's cost share will be equal to its proportionate share of cost of a Program based upon its interest held in the
Project. If a party elects to not participate or elects to participate for an amount less than its cost share, that party will suffer dilution of its interest in the Property and the Project in accordance with the provisions below.

6.          If a party elects not to contribute or elects to contribute less than its entire cost share, such party's interest in the Project will be reduced to a percentage equal to the fraction the numerator of which is the total costs for the Project paid or deemed paid by the party and the

                                      - 2 -

denominator of which is the total costs for the Project of all parties paid or deemed paid, multiplied by 100, and the other party's interest will be accordingly increased. If any party's interest is reduced below ten percent
(10%) by the operation of this paragraph, such party will transfer its remaining interest in the Project to the other party, and will receive as consideration therefor either a ten percent (10%) net profits royalty or a 1.5% net smelter returns royalty at the election of the non-contributing party, made at the time of the conversion of its interest (if the non-contributing party fails to so elect within thirty (30) days of the date of conversion, the other party will be entitled to make the election). "Net profits" from production will be calculated in accordance with generally accepted accounting principles including deductions for interest, taxes and royalties (other than income taxes), amortization of capital expenditures and pre-production expenditures, a reserve for three (3)
months working capital, and a management fee not to exceed fifteen percent (15%)
of operating costs. "Net smelter returns" will be calculated from the gross receipts received by the contributing party from any smelter or refinery, less smelter treatment charges, production taxes or royalties, and transportation expenses to the smelter or other purchaser.

7.          The parties electing to contribute to a Program will have thirty
(30) days from receipt of the Operator's invoice to pay their cost share in proportion to their interest in the Project. If a party fails to pay its cost share within such time, the defaulting party's interest will suffer dilution in accordance with the provisions of paragraph 6 above, but at one and one-half (1
1/2) times the normal rate, and the Operator will have a lien upon that party's share of production to a value equal to one hundred fifty percent (150%) of the amount in default with interest at twelve percent (12%) per annum calculated from the date of default to the date of repayment. The Operator will be entitled to render invoices for costs of a Program in advance, provided that such a request for an advance does not exceed the estimated cost for the next one (1)
month's operations.

8.          The Operator will be entitled to charge the parties a management fee equal to five percent (5%) of any portion of a Program budget pertaining to work contracted out by the Operator to third parties and ten percent (10%) of a
Program budget pertaining to work conducted directly by the Operator, three percent (3%) of all development costs and capital expenditures incurred in placing the Property in commercial production and two percent (2%) of the expenditures incurred in operating the Property as a mine.

9.          The non-Operator will be entitled to enter upon the Property after
24 hours advance notice to the Operator, at the non-Operator's own risk, provided that such access is not disruptive to the exploration or mining activities of the Operator.

10.         The following provisions shall be incorporated into the Joint
Venture Agreement.

      (a)   Each of the parties hereby covenants and agrees that at any time upon the request of the other party, such party shall do, execute, acknowledge and deliver or cause to be done, executed, acknowledged and delivered all such further acts, deeds, assignments, transfers, conveyances, powers of attorney and assurances as may be required for the better carrying out and performance of all the terms of this
            Agreement.

                                      - 3 -

      (b)   The representations, warranties and covenants in this Agreement will survive any closing or advance of funds and, notwithstanding such closing or advances, will continue in full force and effect.

      (c)   Any notice required or permitted to be given or delivery required to be made to any party may be effectively given or delivered if it is delivered personally or by telecopy at the addresses or telephone numbers set out above or to such other address or telephone number as the party entitled to or receiving such notice may notify the other party as provided for herein. Delivery shall be deemed to have been received:

            (i)   the same day if given by personal service or if transmitted by fax; and

            (ii)  the fifth business day next following the day of posting if sent by regular post.

      (d)   This Agreement will be governed by and be construed in accordance with the laws of Quebec.

      (e)   This Agreement will be binding upon and enure to the benefit of the parties hereto and their respective heirs and executors and successors and assigns as the case may be.

      (f)   This Agreement constitutes the entire agreement between the parties and supersedes all prior letters of intent, agreements,
            representations, warranties, statements, promises, information, arrangements and understandings, whether oral or written, express or implied. The recitals and any schedules form a part of and are incorporated by reference into this Agreement.

      (g)   No modification or amendment to this Agreement may be made unless agreed to by the parties thereto in writing.

      (h)   In the event any provision of this Agreement will be deemed invalid or void, in whole or in part, by any court of competent
            jurisdiction, the remaining terms and provisions will remain in full force and effect.

      (i)   Time is of the essence.

            (j)   This Agreement may be executed in any number of counterparts with the same effect as if all parties to this Agreement had signed the same document and all counterparts will be construed together and will constitute one and the same instrument and any facsimile signature shall be taken as an original.

                        [AZIMUT SCHEDULE A MAP OMITTED]